UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2010
Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575

(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (516) 478-5400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. — Other Events.
     Getty Realty Corp. (the “Company”) is filing this Current Report on Form 8-K for the purpose of updating the description of its capital stock. That description was contained in the registration statement on Form 8-A (File No. 001-13777) filed with the Securities and Exchange Commission (the “SEC”) on January 13, 1998 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent the following description is inconsistent with prior filings, it modifies and supersedes those filings.
DESCRIPTION OF CAPITAL STOCK
     The following description of our capital stock summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our charter and by-laws. The terms of our capital stock may also be affected by Maryland law.
Common Stock
     We have the authority to issue 50,000,000 shares of common stock, par value $0.01 per share. At March 16, 2010, we had outstanding 24,766,426 shares of common stock. Our common stock is traded on the New York Stock Exchange under the symbol “GTY”.
     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. For the election of our board of directors, holders of common stock are not entitled to cumulative voting rights. Our common stockholders are entitled to receive ratably such dividends that we declare out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Getty, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of our preferred stock. The holders of our common stock have no preemptive rights or rights to convert their common stock into other securities. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of our preferred stock.
     Under Maryland General Corporation Law and our charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of our common stock may be made only if, after giving effect to the distribution, our total assets are greater than our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock. We have complied with this requirement in all of our prior distributions to holders of common stock.
     Under Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. A Maryland corporation may provide, however, in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Preferred Stock
     We have the authority to issue 20,000,000 shares of preferred stock, par value $0.01 per share. Our Board has the authority, without further action by the holders of common stock, to issue shares of preferred stock in one or more classes or series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the common stock. Our Board, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change in control of us or make removal of our management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.
     The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the Board by filing articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:
•	the distinctive designation and the maximum number of shares in the series;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.
     We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.
Ownership and Transfer Restrictions
     Because our board of directors believes that it is desirable for Getty to qualify for taxation as a REIT, provisions in our charter provide that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than: (i) 5% of the lesser of the number or value of shares of common stock outstanding; or (ii) 5% of the lesser of the number or value of the issued and outstanding shares of any class or series of our preferred stock.
     These provisions are designed to ensure that Getty complies with the closely held prohibition, and that it does not derive rent from a related tenant. Our board of directors granted exemptions from the ownership limit to certain existing stockholders (Messrs. Liebowitz, Safenowitz and Cooper and their affiliated trusts and partnerships) who own stock in excess of the ownership limitations.
     The ownership attribution rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the ownership or acquisition of less than 5% of our common or preferred stock or the ownership or acquisition of an interest in an entity that owns, actually or constructively, our common or preferred stock by an individual or entity could cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limits.
     Article VI of our charter provides that if the ownership or any purported transfer or acquisition of shares of Getty stock would result in any person (the “Prohibited Transferee”) violating the ownership limit, then the number of shares that exceed the ownership limit will be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. Article VI of the charter provides that within 20 days of receiving notice from Getty of the transfer of shares to the trust, the trustee will be required to sell the shares to a person or entity who could own such shares without violating the ownership limitation and distribute to the Prohibited Transferee generally the lesser of the price paid by the Prohibited Transferee for shares or the sales proceeds received by the trust for those shares. Prior to a sale of any shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions and will be entitled to exercise all voting rights with respect to those shares. Additionally, shares of stock held in the trust will be deemed to have been offered for sale to Getty, or its designee, at a price per share generally equal to the lesser of the price paid by the Prohibited Transferee for such shares and the market value of the shares on the date Getty, or its designee, accepts the offer.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.
Possible Anti-Takeover Effects of Maryland Law and our Charter and Bylaws
     Our charter and bylaws contain provisions that may make it more difficult for a third party to acquire control of us without the approval of our Board. In addition, provisions of the Maryland General Corporation Law may hinder or delay an attempted takeover of our company other than through negotiation with our Board. These provisions could discourage attempts to acquire us or remove our management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in our stockholders’ receiving a premium over the market price of their shares of our capital stock.
     Number of Directors; Vacancies. The number of directors on our Board may only be altered by the action of a majority of the entire Board. A vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. A vacancy on the Board of Directors for any cause other than an increase in the number of directors can be filled by a majority of the remaining directors, although such majority is less than a quorum. Any individual so elected as director holds office until the next annual meeting of stockholders and until his successor is elected and qualifies.
     Power to Issue Preferred Stock. Our Board, has the authority, without further action by the holders of our common stock, to issue shares of preferred stock in one or more classes or series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the common stock. Our Board, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock.

     Power to Reclassify Shares of Our Stock. Our charter authorizes our Board to classify and reclassify any unissued shares of stock into one or more classes or series of stock, and to divide and classify shares of any class into one or more series of such class. Prior to issuance of classified or reclassified shares of any class or series, our Board is required by the Maryland General Corporation Law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.
     Special Stockholders’ Meetings. Our bylaws provide that special meetings of stockholders may be called only by our president, chairman of the board, chief executive officer or Board of Directors, or by our stockholders only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
     Advance Notice Provisions. Our bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our bylaws provide that only persons who are nominated by or at the direction of our board or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board or by a stockholder in compliance with the procedures in our bylaws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders.
     Restrictions of Transfer. The ownership and transfer restriction provisions in our charter described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which stockholders might receive a premium for their stock over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.
     Maryland Business Combination Act. In addition to these provisions of our charter and bylaws, we are subject to the provisions of Maryland Business Combination Act (the “Business Combination Act”) which prohibits transactions between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Generally, pursuant to the Business Combination Act, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of a Maryland corporation’s voting stock. These provisions could have the effect of delaying, preventing or deterring a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our capital stock.
     Maryland Control Share Acquisition Act. The Maryland Control Share Acquisition Act may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. In our charter and bylaws, we have elected not to have the Maryland Control Share Acquisition Act apply to any acquisition by any person of shares of stock of our company.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.
4.1	Specimen Common Stock Certificate.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.
Date: March 26, 2010	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President, Treasurer and Chief Financial Officer